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                                                                    EXHIBIT 3(e)

                                    FORM OF
                             WHOLESALING AGREEMENT

AGREEMENT dated as of __________________________________, by and between THE
LINCOLN NATIONAL LIFE INSURANCE COMPANY ("LINCOLN"), an Indiana insurance corporation, in its capacity as principal underwriter for one or more of its insurance and/or annuity separate accounts, and LINCOLN FINANCIAL DISTRIBUTORS, INC., a Connecticut broker dealer (hereinafter referred to as "LFD").

                                  WITNESSETH:

     WHEREAS, LINCOLN issues and sells certain variable annuity and variable life insurance contracts acting as its own principal underwriter for such contracts; and
     WHEREAS, LINCOLN and LFD desire to establish an arrangement whereby LFD will act as a wholesaler for such variable annuity contracts and variable life insurance contracts and, as such, will recruit business firms to distribute such contracts;
     NOW, THEREFORE, in consideration of their mutual promises, LINCOLN, and LFD hereby agree as follows:

1.   Definitions
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     1.   1933 Act -- The Securities Act of 1933, as amended.
          --------
     2.   1934 Act -- The Securities Exchange Act of 1934, as amended.
          --------
     3.   1940 Act -- The Investment Company Act of 1940, as amended.
          --------
     4.   Account -- Each and any separate account established by LINCOLN and
          -------
          listed on Schedule 1.d to this Agreement, as amended from time to time in accordance with Section 2.e of this Agreement. The phrase "Account supporting the Contracts" or "Account supporting a class of Contracts" shall mean the separate account identified in such Contracts as the separate account to which the Purchase Payments made under such Contracts are allocated and as to which income, gains and losses, whether or not realized, from assets allocated to such separate account, are, in accordance with such Contracts, credited to or charged against such separate account without regard to other income, gains, or losses of LINCOLN or any other separate account established by LINCOLN.
     5.   Associated Person -- This term as used in this Agreement shall have
          -----------------
          the meaning assigned to it in the 1934 Act.
     6.   Broker -- An entity registered as a broker-dealer and licensed as a
          ------
          life insurance agent or associated with an entity so licensed in accordance with any applicable SEC no-action letter, and recruited by LFD and subsequently authorized by LINCOLN to distribute the Contracts pursuant to a sales agreement with LINCOLN entered into in accordance with Section 3 of this Agreement.
     7.   Contracts -- The variable annuity contracts or variable life
          ---------
          insurance contracts described more specifically on Schedule 1.g to this Agreement, as amended from time to time pursuant to Section 2.e. The term "Contracts" shall include any riders to such contracts and any other contracts offered in connection therewith or any contracts for which such Contracts may be exchanged or converted. The phrase "a class of Contracts" shall mean those variable annuity contracts or variable life insurance contracts, as the case may be, issued on the same policy form or forms and covered by the same Registration Statement, as shown on Schedule 1.g to this Agreement.
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     8.   Distributor -- The LINCOLN National Life Insurance Company, principal
          -----------
          underwriter for the Contracts.
     9.   Fund -- Any fund or series thereof in which an Account supporting the
          ----
          Contracts invests.  (Plural, "Funds")
     10.  Fund Prospectus -- At any time while this Agreement is in effect, the
          ---------------
          prospectus for a Fund most recently filed with the SEC pursuant to Rule 497 under the 1933 Act. (For purposes of Section 11 of this Agreement, however, the term "Fund Prospectus" means any document that is or at any time was a Fund Prospectus within the meaning of this Section l.j.)
     11.  Fund Registration Statement -- At any time while this Agreement is in
          ---------------------------
          effect, the currently effective registration statement filed with the SEC under the 1933 Act, or currently effective post-effective amendment thereto, for shares of a Fund. (For purposes of Section 11 of this Agreement, however, the term "Fund Registration Statement" means any document that is or at any time was a Fund Registration Statement within the meaning of this Section 1.k.)
     a.   NASD --  The National Association of Securities Dealers, Inc.
          ----
     12.  Participation Agreement -- An agreement between LINCOLN and a Fund
          -----------------------
          relating to the investment of assets of LINCOLN separate accounts in such Fund.
     13.  Procedures -- The administrative procedures prepared and distributed
          ----------
          by LINCOLN, as such may be amended or supplemented from time to time, relating to the solicitation, sale, issue and delivery of the Contracts.
     14.  Prospectus -- At any time while this Agreement is in effect, the
          ----------
          current prospectus relating to the Contracts most recently filed with the SEC pursuant to Rule 497 of the 1933 Act. (For purposes of Sections 5.a and 11 of this Agreement, however, the term "any Prospectus" means any document that is or at any time was a Prospectus within the meaning of this Section 1.o.)
     15.  Purchase Payment -- A payment made under a Contract by an applicant or
          ----------------
          purchaser to purchase benefits under the Contract.
     16.  Registration Statement -- At any time while this Agreement is in
          ----------------------
          effect, the pending registration statement filed with the SEC under the 1933 Act, the currently effective registration statement, or currently effective post-effective amendment thereto, as applicable, relating to a class of Contracts, including financial statements included in, and all exhibits to, such registration statement or post-effective amendment. (For purposes of Sections 5.a and 11 of this Agreement, however, the term "Registration Statement" means any document that is or at any time was a Registration Statement within the meaning of this Section 1.q.
     17.  Regulations -- The rules and regulations promulgated by the SEC under
          -----------
          the 1933 Act, the 1934 Act and the 1940 Act as in effect at the time this Agreement is executed or thereafter promulgated, and as they may be amended from time to time.
     18.  Representative -- An Associated Person of LFD or a Broker
          --------------
          registered with the NASD as a registered representative or principal of LFD or Broker, as the case may be.
     19.  SEC  --  The Securities and Exchange Commission
          ---

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     20.  State -- any state or commonwealth of the United States, the District
          -----
          of Columbia or any other territory of the United States.
     21.  Territory -- Any State or territory of the United States (including
          ---------
          the District of Columbia) where the contracts have been filed and approved for sale by the appropriate regulatory authorities.
     22.  Wholesaler -- LFD Distributors, L.P., when it performs the functions
          ----------
          assigned to it in this agreement (including, but not by way of limitation, those functions set forth in Sections 2, 3 and 4 hereof).
2.   Appointment and Wholesaling Duties
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1.   LINCOLN hereby authorizes LFD under applicable securities laws to engage in the activities contemplated in this Agreement relating to the wholesaling of the Contracts for which LINCOLN acts as principal underwriter.
2. LFD undertakes to use its best efforts to contact, recruit, screen, and recommend Brokers in accordance with Section 3 of this Agreement, consistent with market conditions and compliance with its responsibilities under the federal securities laws and NASD rules and regulations.
3. (1) The appointment and authorization of LFD to engage in wholesaling activities pursuant to this Agreement is exclusive as to the Contracts listed on Schedule 1.g, as amended from time to time in accordance with
     Section 2.e of this Agreement. LINCOLN shall not authorize any other person (as principal underwriter or otherwise) to engage in wholesaling or distribution activities with respect to the Contracts or to recruit business firms to engage in wholesaling or distribution activities with respect to the Contracts (other than business firms recommended by LFD pursuant to Section 3 of this Agreement) without LFD's prior written consent, nor shall LINCOLN separately engage in wholesaling or distribution activities relating to the Contracts.
     (2) To the extent that any Contract offers a general account option, LINCOLN shall, if required, register that option under the 1933 Act.
     (3) LINCOLN shall register each Account with the SEC. The subaccounts of each Account available under the Contracts or a class of Contracts are listed on Schedule 1.a to this Agreement, as amended from time to time in accordance with Section 2.e of this Agreement.
4. LINCOLN shall obtain appropriate authorizations, to the extent necessary, whether by registration, qualification, approval or otherwise, for the issuance and sale of the Contracts in each State (provided, however, that it shall be within LINCOLN's discretion whether to obtain such authorization in Hawaii, Guam, the U.S. Virgin Islands, Puerto Rico or American Samoa, or for any U.S. military base). From time to time LINCOLN shall notify LFD in writing of all States in which each class of Contracts may then lawfully be offered.
5. The parties to this Agreement may amend Schedules 1.d and 1.g to this Agreement from time to time by mutual agreement to reflect changes in or relating to the Contracts and the Accounts and to add new classes of variable annuity contracts and variable life insurance contracts to be issued by LINCOLN for which LFD will act as wholesaler. The provisions of this Agreement shall be equally applicable to each such class of Contracts, unless the context otherwise requires. Schedule 9.a to this Agreement may be amended

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     only by mutual agreement of the parties to this Agreement pursuant to
     Section 9 of this Agreement.
f. Either party may recommend the addition of funding options for one or more Accounts. LFD will have final approval of fund additions as long as each such addition satisfies LINCOLN's then current selection criteria. With respect to substitutions of funds, the final decision about whether to substitute rests with LINCOLN; however, LFD will have final approval of any fund to be added as a result of a substitution, as long as that fund meets LINCOLN's then current selection criteria. The final decision about eliminating funding options rests with LINCOLN.
3.   Recruitment of Brokers and Related Responsibilities
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1.   LINCOLN hereby authorizes LFD to contact, recruit, screen, and recommend to
     LINCOLN business firms appropriate to act as Brokers for the sale of the Contracts, and LFD agrees to do so. LFD will use its best efforts, upon diligent inquiry, to recruit only brokers which are members in good standing of the NASD, and which are under no legal restriction that would prevent them from selling the Contracts. LINCOLN shall have the right to reject any such recommendation, but shall not do so arbitrarily or unreasonably.
2. LINCOLN shall have the responsibility for and bear the cost of : (i) executing appropriate sales agreements with the business firms recommended by LFD; and (ii) appointing and renewing appointments for, such business firms, and/or Associated Persons of such firms, as insurance agents of LINCOLN in those states where such business firms and/or Associated Persons possess insurance agent licenses (except as provided in Section 9.c. hereof). LFD shall provide LINCOLN with such information as LINCOLN requests for this process. Neither LFD nor LINCOLN shall have responsibility for, or bear the cost of, any registration or licensing of Brokers or any of their Associated Persons with the SEC, NASD or any state insurance governmental or regulatory agency. LINCOLN shall maintain the appointment records of all agents appointed by LINCOLN to distribute the Contracts contemplated by this Agreement.
3. Any sales agreement entered into by LINCOLN with a Broker shall provide that:
     (1) The Broker (or an affiliated person duly registered as a broker-dealer with the SEC) shall train, supervise, and be solely responsible for the conduct of, all of its Associated Persons in the proper method of solicitation, sale and delivery of the Contracts for the purpose of complying on a continuous basis with the NASD Conduct Rules and with federal and state securities and insurance law requirements applicable in connection with the offering and sale of the Contracts;
     (2) Purchase Payments shall be made payable to LINCOLN and shall be delivered together with all applications and related information in accordance with the Procedures;
     (3) The Broker shall be solely responsible for all compensation paid to its Representatives and all related tax reporting that may be required under applicable law;
     (4) The Broker and its Representatives shall not use, develop or distribute any promotional, sales or advertising material that has not been approved in writing by LINCOLN and filed with the appropriate governmental or regulatory agencies; and
     (5) The Broker shall not have authority, on behalf of LINCOLN or LFD, to make, alter or discharge any Contract or other contract entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any Purchase Payment; to receive any monies or Purchase Payments (except for the sole purpose of

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     forwarding monies or Purchase Payments to LINCOLN); or to expend, or contract for the expenditure of, funds of LINCOLN or LFD.
4. LFD shall provide assistance to LINCOLN at a level acceptable to LINCOLN, to facilitate the appointment of Brokers and their Representatives.
5. LFD shall train, supervise, and be solely responsible for the conduct of, all of its Associated Persons (but not Brokers or their Representatives unaffiliated with LFD), for the purpose of complying on a continuous basis with the NASD Conduct Rules and with federal securities laws and state securities and insurance laws applicable to the wholesaling activities contemplated in this Agreement. LFD shall be responsible for the maintenance and updating of broker-dealer or agent registrations that they determine to be necessary for themselves and/or their Associated Persons pursuant to any federal or state securities law or state insurance law.
6. Neither LFD nor LINCOLN will have any supervisory responsibility (as such supervision is contemplated by the 1934 Act or the NASD's Conduct Rules) with respect to Brokers or their Representatives. Under no circumstances will LFD be responsible for Brokers' or Brokers' Representatives' failure to comply with the Procedures.
7. LFD shall not have authority on behalf of LINCOLN to make, alter or discharge any Contract or other contract entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any Purchase Payment; or to receive any monies or Purchase Payments. LFD shall not expend, nor contract for the expenditure of, funds of LINCOLN; nor shall LFD possess or exercise any authority on behalf of LINCOLN other than that expressly conferred on LFD by this Agreement.
8. LFD shall act as an independent contractor in the performance of its duties and obligations under this Agreement, and nothing contained in this Agreement shall constitute LFD or its respective Associated Persons employees of LINCOLN in connection with the wholesaling activities contemplated by this Agreement or otherwise.
9. LFD shall not purchase Contracts from, nor sell Contracts for, LINCOLN, nor shall it have any direct or indirect participation in such undertakings, and nothing contained in this Agreement shall constitute LFD an "underwriter" or a "principal underwriter" of any of the Contracts, as those terms are defined in the 1933, 1934 or 1940 Acts.
10. The Distributor of the Contracts, as the term "Distributor" is customarily used in the variable insurance products industry, shall be LINCOLN, and LINCOLN shall be identified as such in all sales, promotional, and advertising materials for the Contracts.
4.   Marketing and Sales Material
     ----------------------------
1. (1) LFD shall be responsible for drafting and designing all promotional, sales and advertising materials to be developed for filing pursuant to
     Section 4(a)(3). LINCOLN will cooperate with LFD in the development of these materials. No such materials shall be used without the prior approval of LINCOLN, which approval shall not be unreasonably withheld.
     (2) LFD shall be responsible for maintaining that portion of any World Wide Web site(s) relating to the Contracts and their distribution. LFD will not, without prior authorization in writing from LINCOLN, establish direct or indirect hyperlinks or other electronic connections between the Web site(s) described in the preceding sentence and any current or future Web site(s) in use or to be used for or in connection with any other products or services.

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     (3)  (a.) LFD shall be responsible for filing with the NASD, as required, all promotional, sales and advertising material developed for use with the Contracts, and shall be responsible for doing any necessary followup. LINCOLN shall provide LFD with final copies of all such material developed by LINCOLN, and shall not use such material until LFD has informed LINCOLN that such material has been filed with the NASD. LINCOLN and LFD agree to cooperate in implementing requests for subsequent changes received from the NASD.
          (b.) LINCOLN shall be responsible for filing, as required, all promotional, sales and advertising material, developed for use with the Contracts, with any other federal or state securities governmental or regulatory agencies, or with any state insurance governmental or regulatory agencies.
     (4) With respect to all promotional, sales and advertising material developed by LFD, LINCOLN shall have a reasonable period of time, not to exceed five full business days, for review of each initial manuscript. In response to this manuscript, LINCOLN may provide to
          LFD: (1) changes, if any, which LINCOLN deems mandatory; and (2) changes which LINCOLN deems optional. LFD will make the mandatory changes. In addition, LFD may make the optional changes, at its discretion. Once LFD has completed the processing of all changes, LFD will provide proof copy to LINCOLN for LINCOLN's final approval before the materials are filed with the NASD and disseminated to Brokers and/or to the public.
2. LFD acknowledges that LINCOLN shall have the unconditional right to reject, in whole or in part, any application for a Contract. In the event an application is rejected, any Purchase Payment submitted will be returned by or on behalf of LINCOLN. In that event, LINCOLN will use its best efforts to so notify LFD when it notifies the Broker/Dealer which submitted the Purchase Payment.
     In the event that a purchaser exercises the free look right under the Contract, any amount to be refunded as provided in such Contract will be so refunded to the purchaser by or on behalf of LINCOLN. LINCOLN will follow the same notification procedure that it uses for rejected applications.
3.   (1). LFD will bear the cost of printing and mailing:
     (a) all preliminary and definitive Contract Prospectuses used for sales purposes; and
     (b) all preliminary and definitive Fund Prospectuses used for sales purposes, except to the extent that these expenses are borne by a Fund pursuant to the relevant Fund Participation Agreement.
     (2). LINCOLN will bear the cost of:
     (a) preparing, printing and mailing all preliminary and definitive Contract Prospectuses used for other than sales purposes; and
     (b) printing and mailing all preliminary and definitive Fund Prospectuses used for other than sales purposes, except to the extent that these expenses are borne by a Fund pursuant to the relevant Fund Participation Agreement.
4.   LFD will pay the following expenses contemplated by this Agreement for:
     (i) the compensation, if any, of its Associated Persons; (ii) expenses associated with the initial and ongoing NASD licensing and training of its Associated Persons involved in the wholesaling activities; (iii) the drafting, design, printing and mailing of all promotional,

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     sales or advertising material developed by LFD for use in connection with the distribution of the Contracts; (iv) expenses associated with telecommunications with LINCOLN at the sites of LFD or its Associated Persons, including site installations and purchases, leases or rentals of modems, terminals and other hardware, and lease line telephone charges for their Associated Persons; (v) continuing education courses sponsored by LFD for all Brokers and relating to the Contracts; (vi) fees associated with NASD filings of promotional, sales or advertising material developed by LFD; (vii) development and maintenance of LFD's Internet Web sites and related functions; (viii) media advertising and promotion (e.g., broker trade journals) for use in connection with the distribution of the Contracts; and (ix) any other expenses incurred by LFD or its Associated Persons for the purpose of carrying out the obligations of LFD hereunder.
5. LINCOLN will pay all expenses in connection with: (i) the preparation and filing with appropriate governmental or regulatory agencies of the Registration Statement and each preliminary Prospectus and definitive Prospectus; (ii) the preparation and issuance of the Contracts; (iii) any authorization, registration, qualification or approval of the Contracts required under the securities, blue-sky laws or insurance laws of the States; (iv) registration fees for the Contracts payable to the SEC or to any other governmental or regulatory agency; (v) the mailing of Prospectuses for the Contracts and Fund Prospectuses and any supplements thereto, as required by federal securities laws, and proxy soliciting materials and periodic reports relating to a Fund or the Accounts to Contract owners; (vi) the printing of applications, the Procedures and any other administrative forms utilized in connection with the servicing of the Contracts; (vii) compensation as provided in Section 9 hereof; (viii) the design and maintenance of any product-specific Web site for the contracts, if LINCOLN determines that such a Web site is necessary or advisable; and
     (ix) any other expenses related to the distribution of the Contracts except as provided in Sections 4.c and 4.d of this Agreement.
6. Except to the extent for which LFD is responsible under section 6.5 hereof, LINCOLN alone shall be responsible for and bear the cost of administration of the Contracts following their issuance, including all Contractowner service and communication activities.
7. LINCOLN will confirm to each owner of a Contract, in accordance with Rule 10b-10 under the 1934 Act, its acceptance of Purchase Payments and such other transactions as are required by Rule 10b-10 or administrative interpretations thereunder and in accordance with Release 8389 under the 1934 Act. Except for material which is required by law to accompany these confirmations, nothing shall be included with them that has not been approved in advance by LINCOLN and LFD.
5.   Representations and Warranties
     ------------------------------
1. LINCOLN represents and warrants to LFD, on the effective date of each Registration Statement for the Contracts (or class of Contracts) and at each time that a Contract is sold and on the date of this Agreement, as follows:
     (1) The Registration Statement has been declared effective by the SEC or has become effective in accordance with the Regulations.
     (2) The Registration Statement and the Prospectus each comply in all material respects with the provisions of the 1933 Act and the 1940 Act and the Regulations, and neither the Registration Statement nor the Prospectus contains an untrue statement of a

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     material fact or omits to state a material fact required to be stated
     therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; provided, however, that none of the representations and warranties in this Section 5.a(2) shall apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to LINCOLN in writing by LFD expressly for use in the Registration Statement.
     (3) LINCOLN has not received notice from the SEC with respect to the Registration Statement or the Account supporting the Contracts described in the Registration Statement pursuant to Section 8(e) of the 1940 Act and no stop order under the 1933 Act has been issued and no proceeding therefor has been instituted or threatened by the SEC.
     (4) The accountants who certified the financial statements included in the Registration Statement and Prospectus are independent public accountants as required by the 1933 Act, the 1940 Act and the Regulations.
     (5) The financial statements included in the Registration Statement for the Account and for LINCOLN present fairly the respective financial positions of LINCOLN and the Account supporting the Contracts described in the Registration Statement as of the dates indicated; and , for the Account, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, and for LINCOLN, such financial statements have been prepared in conformity with statutory accounting principles in the United States applied on a consistent basis.
     (6) Subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, of LINCOLN or the Account supporting the Contracts described in the Registration Statement that would cause such information to be materially misleading.
     (7) LINCOLN has been duly organized and is validly existing as a corporation in good standing under the laws of Indiana, with full power and authority to own, lease and operate its properties and conduct its business in the manner described in the Prospectus, is duly qualified to transact the business of a life insurance company and is validly existing or in good standing in each State in which the Contracts are or will be offered.
     (8) Each Account supporting the Contracts described in the Registration Statement has been duly authorized and established and is validly existing as an insurance company separate account under the laws of Indiana and is duly registered with the SEC as a unit investment trust under the 1940 Act.
     (9) The form of the Contracts has been (or, before it is offered for sale, will be) approved to the extent required by the Indiana Insurance Commissioner and by the governmental agency responsible for regulating insurance companies in each other State in which the Contracts are offered.
     (10) The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been duly authorized by all necessary corporate action by LINCOLN and when so executed and delivered this Agreement will be the valid and binding obligation of LINCOLN enforceable in accordance with its terms.

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     (11) LINCOLN has filed with the SEC all statements and other documents required for registration under the provisions of the 1940 Act and the Regulations thereunder for the Account supporting the Contracts described in the Registration Statement, and such registration is (or, prior to being offered to the public, will be) effective; there are no agreements or documents required by the 1933 Act, the 1940 Act or the Regulations to be filed with the SEC as exhibits to the Registration Statement that have not been so filed; and LINCOLN has obtained all exemptive or other orders of the SEC necessary to make the public offering and consummate the sale of the Contracts pursuant to this Agreement and to permit the operation of the Account supporting the Contracts described in the Registration Statement, as contemplated in the Prospectus.
     (12) The Contracts have been duly authorized by LINCOLN and conform to the descriptions thereof in the Registration Statement and the Prospectus and, when issued as contemplated by the Registration Statement, will constitute legal, validly issued and binding obligations of LINCOLN in accordance with their terms.
b.   LFD represents and warrants to LINCOLN on the date hereof as follows:
     (1) LFD has been duly organized and is validly existing as a limited partnership in good standing under the laws of LFD with full power and authority to own, lease and operate its properties and conduct its business as a broker-dealer registered with the SEC and with the securities commission of every State where such registration is required, and is a member in good standing of the NASD.
     (2) LFD has taken all action including, without limitation, those necessary under its limited partnership agreement, by-laws and applicable state law, necessary to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereunder.
     (3) LFD is and during the term of this Agreement shall remain duly registered as a broker-dealer under the 1934 Act, a member in good standing with the NASD, and duly registered as a broker-dealer under applicable state securities laws.


6.   Additional Responsibilities of LINCOLN
     --------------------------------------
1.   LINCOLN shall:
     (1) maintain the registration of the Contracts with the SEC and any state securities commissions of any State where the securities or blue-sky laws of such State require registration of the Contracts, including without limitation using its best efforts to prevent a stop order from being issued or if a stop order has been issued using its best efforts to cause such stop order to be withdrawn;
     (2) maintain the approval or other authorization of the Contract forms where required under the insurance laws and regulations of each State (provided, however, that it shall be within LINCOLN's discretion whether to obtain such approval or authorization in Hawaii, Guam, the U.S. Virgin Islands, Puerto Rico, and American Samoa);
     (3) keep such registration, approval and authorization in effect thereafter so long as the Contracts are outstanding, to the extent required by law; and
     (4) build, maintain and pay for the origination of illustration and asset allocation software programs for the Contracts.

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2.   During the term of this Agreement, LINCOLN shall take all action required to cause each class of Contracts to comply, and to continue to comply, as annuity contracts or life insurance contracts, as the case may be, and to cause the Registration Statement and the Prospectus for each class of Contracts to comply, and to continue to comply, with all applicable federal laws and regulations and all applicable laws and regulations of each State.
3.   LINCOLN, during the term of this Agreement, shall notify LFD immediately:
     (1) When each Registration Statement (or amendment or supplement to it) has become effective;
     (2) Of the initiation of any legal proceeding commenced by any regulatory body or by any third party alleging that any material statement made in a Registration Statement or a Prospectus is untrue in any material respect or results in a material omission in a Registration Statement or a Prospectus;
     (3) Of the issuance by the SEC of any stop order with respect to a Registration Statement or any amendment thereto; or the initiation by the SEC of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of the Contracts (or class of Contracts);
     (4) Of all those States in which registration of the Contracts (or class of Contracts) is required under the securities or blue-sky laws, and the date on which such registrations have become effective.
4. LINCOLN shall furnish to LFD without charge, promptly after filing, one copy of each Registration Statement as originally filed, including financial statements and all exhibits (including exhibits incorporated therein by reference).
5. LINCOLN shall file in a timely manner all reports, statements and amendments required to be filed by or for each Account or class of Contracts under the 1933 Act and/or the 1940 Act or the Regulations.
6. LINCOLN shall provide LFD access to such records, officers and employees of LINCOLN and of each Account at reasonable times as is necessary to enable LFD to fulfill its obligations under the federal securities laws, Regulations and NASD rules.
6.5  Additional Responsibilities of LFD
     ----------------------------------
LFD shall:
1. assist LINCOLN with certain administrative activities relating to the Contracts, to the extent agreed upon from time to time by LINCOLN and LFD.
2. provide LINCOLN access to such of its records, officers and employees at reasonable times as is necessary to enable LINCOLN to fulfill its obligations under the federal securities laws, Regulations and NASD rules.
3. be responsible for duplication and distribution of illustration and asset allocation software programs originated by LINCOLN.
7.   Confidentiality and Intellectual Property Rights of LFD and LINCOLN
     -------------------------------------------------------------------
     a. LINCOLN acknowledges that the names and addresses of all customers and prospective customers (for purposes of this Section 7.a, the terms "customers" and "prospective customers" shall not mean Brokers) of any Broker that may come to the attention of LINCOLN as a result of its relationship with any Broker and not from any independent source, are confidential and shall not be used by LINCOLN for any purpose whatsoever, except (1) as agreed upon between LINCOLN and any Broker; and (2) as may be necessary in connection with the administration of the Contracts sold by the Brokers, including responses to specific requests made to LINCOLN for service by Contractowners or efforts to prevent the replacement of such Contracts or to encourage the exercise of options under the terms of the Contracts. The restrictions set forth in the previous sentence do not apply if and to the extent a Broker knowingly discloses the names and addresses of its customers or prospective customers to LINCOLN outside the operation of this Agreement. In no event shall the names and addresses of such customers and prospective customers be furnished by LINCOLN to any other person not affiliated with LINCOLN. The intent of this paragraph is that LINCOLN shall not utilize or permit to be utilized (other than as provided above) its knowledge of any Broker, derived as a result of the relationship created through the funding and sale of the Contracts, for the solicitation of sales of any product or service other than the Contracts. This paragraph shall remain operative and in full force and effect regardless of the termination of this Agreement, and shall survive any such termination.
     b. The intellectual property rights of the parties are set forth in Exhibit A of this Agreement, which is hereby incorporated herein by this reference.
8.   Records.  LINCOLN and LFD each shall maintain such accounts, books and
     -------
other documents as are required to be maintained by each of them by applicable laws and regulations and shall preserve such accounts, books and other documents for the periods prescribed by such laws and regulations. The accounts, books and records of LINCOLN, the Account and LFD as to all transactions hereunder shall be maintained so as to clearly and accurately disclose the nature and details of the transactions, including such accounting information as necessary to support the reasonableness of the amounts paid by LINCOLN hereunder. Each party shall have the right to inspect and audit such accounts, books and records of the other party during normal business hours upon reasonable written notice to the other party. Each party shall keep confidential all information obtained pursuant to such an inspection or audit, and shall disclose such information to third parties only upon receipt of written authorization from the other party, except as required under compulsion of law.

9.   Compensation
     ------------
1.   Basis.  (1)  LINCOLN shall compensate LFD for sales of the Contracts by
     -----
     the Brokers pursuant to Schedule 9.a to this Agreement, as such Schedule may be amended from time to time upon mutual agreement of the parties to this Agreement. Such compensation shall be based on Purchase Payments received and accepted by LINCOLN for all Contracts issued on applications obtained by the Brokers or any of their respective Representatives. LINCOLN will pay compensation due LFD in accordance with the procedures set forth on Schedule 9.a. The compensation provided for in this Section 9 shall cease after the termination date of the Agreement.
     (2) If LINCOLN informs LFD that any State, by insurance rule, regulation or statute, prohibits any payment of compensation by LINCOLN to a class of business entities including LFD, LFD shall designate in writing a business entity or natural person, including an insurance agency affiliate of LFD meeting the requirements of such State, to receive any amounts that may otherwise be payable to LFD hereunder, and LINCOLN shall have the right to rely upon the legality of all such designations. LFD may change such designation from time to time, upon prior written notice to LINCOLN. Any payments made by LINCOLN to any person or entity so designated by LFD shall discharge LINCOLN's liability to LFD hereunder.
     (3) If a purchaser rescinds a Contract or exercises a right to surrender a contract for return of all Purchase Payments, LFD will repay to LINCOLN, on demand, the amount of any compensation it received on the Purchase Payments returned.
2.   Indebtedness.  Nothing in this Agreement shall be construed as giving LFD
     ------------
     the right to incur any indebtedness on behalf of LINCOLN.
3.   Renewal Appointment Fees for Low-producing Firms and Associated Persons.
     ------------------------------------------------------------------------
     LINCOLN shall consult with LFD prior to any refusal by LINCOLN, on grounds of insufficient production of premium income for LINCOLN products, to renew the appointment of any firm or Associated Person appointed to LINCOLN under
     Section 3.b. above.
4.   Reporting.  LFD shall be responsible for all tax reporting information that
     ---------
     LFD is required to provide under applicable tax law to its Associated Persons with respect to the Contracts. Nothing contained in this Agreement or any sales agreement with a Broker is to be construed to require LFD to provide any tax reporting information directly or indirectly to any unaffiliated Broker or its Representatives.
10.  Investigation and Proceedings
     -----------------------------
1. LINCOLN and LFD will cooperate fully in any securities or insurance regulatory investigation or proceeding, or judicial proceeding brought by any regulatory authority, arising in connection with the offering, sale or distribution of the Contracts for which LFD acts as wholesaler pursuant to this Agreement. Without limiting the foregoing, each party agrees to furnish to the other party any official notices received about these proceedings.
2. (1) In the case of a complaint involving the terms of the Contract, LFD will provide LINCOLN with all available information and will cooperate generally in LINCOLN's investigation of the complaint.
     (2) In the case of a complaint involving LFD, LINCOLN will provide LFD with all available information and will cooperate generally in LFD's investigation of the complaint.
11.  Indemnification.
     ---------------
1. LINCOLN shall indemnify and hold harmless LFD and any officer, director, employee or agent of LFD, against any and all losses, claims, damages or liabilities (including reasonable investigative and legal expenses incurred in connection with any action, suit or proceeding, or any amount paid in settlement thereof with the prior approval of LINCOLN), to which LFD and/or any such person may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:
     (1) arise out of or are based upon: (a) any untrue statement or alleged untrue statement of a material fact contained in (i) any Registration Statement, Prospectus, Blue Sky application or other document executed by LINCOLN specifically for the purpose of qualifying any or all of the Contracts for sale under the securities laws of the United States or any State; (ii) any promotional, sales or advertising material for the Contracts; (iii) the Contracts themselves; or (iv) any amendment or supplement to any of the foregoing; or (b) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that in the case of (a) or (b) above this obligation to indemnify shall not apply if such untrue statement or omission or such alleged untrue statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to LINCOLN by LFD specifically for use in the preparation of any such Registration Statement, Prospectus or Blue-Sky application or other document, material, or Contract (or any such amendment or supplement thereto);
     (2) arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact by or on behalf of LINCOLN (other than statements or representations contained in any Fund Registration Statement, Fund Prospectus or promotional, sales or advertising material of a Fund that were not supplied by LINCOLN or by persons under its control) or the gross negligence or intentional misconduct of LINCOLN or persons under its control with respect to the sale or distribution of the Contracts; or
     (3) result because of the terms of any Contract or because of any material breach by LINCOLN of any terms of this Agreement or of any Contract or that proximately result from any activities of LINCOLN's officers, directors, employees or agents or their failure to take action in connection with the sale of a Contract, to the extent of LINCOLN's obligations under this Agreement or otherwise, or the processing or administration of the Contracts.
     This indemnification obligation will be in addition to any liability that LINCOLN may otherwise have; provided, however, that LFD shall not be entitled to indemnification pursuant to this Section 11.a if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by LFD.
2. LFD shall indemnify and hold harmless LINCOLN and any officer, director, employee or agent of LINCOLN, against any and all losses, claims, damages or liabilities (including reasonable investigative and legal expenses incurred in connection with, any action, suit or proceeding or any amount paid in settlement thereof with the prior approval of LFD), to which LINCOLN and/or any such person may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon:
     (1) (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or Blue-Sky application or other document executed by LINCOLN specifically for the purposes of qualifying any or all of the Contracts for sale under the securities law of any State (or any amendment or supplement to the foregoing), or (b) omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made; in the case of (a) and (b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to LINCOLN by LFD specifically for use in the preparation of any such Registration Statement, Prospectus, such Blue-Sky application or other document (or any such amendment or supplement thereto); or

     (2) any use of promotional, sales or advertising material for the Contracts not authorized by LINCOLN pursuant to Section 4.a of this Agreement or any verbal or written misrepresentations or any unlawful sales practices concerning the Contracts by LFD under federal securities laws or NASD regulations (but not including state insurance laws, compliance with which is a responsibility of LINCOLN under this Agreement or otherwise); or
     (3) claims by agents, representatives or employees of LFD for commissions or other compensation or remuneration of any type; or
     (4)  any material breach by LFD of any provision of this Agreement.
     This indemnification obligation will be in addition to any liability that LFD may otherwise have; provided, however, that LINCOLN shall not be entitled to indemnification pursuant to this Section 11.b if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by LINCOLN.
3. After receipt by a party entitled to indemnification ("indemnified party") under this Section 11 of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Section 11 ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Section 11, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.
4. The indemnification provisions contained in this Section 11 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of LINCOLN or by or on behalf of any controlling person thereof, (ii) delivery of any Contracts and Purchase Payments therefor, or (iii) any termination of this Agreement. A successor by law of LFD or LINCOLN, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 11.
12.  Termination
     -----------

1. This Agreement may be terminated at the option of any party upon 90 calendar days advance written notice to the other party;
2. This Agreement shall terminate automatically if it is assigned; provided, however, that a transaction will not be deemed an assignment if it does not result in a change of actual control or management of a party. This Agreement may be terminated at the option of one party upon the other party's material breach of any provision of this Agreement.
3. Upon termination of this Agreement all authorizations, rights and obligations shall cease except: (i) the obligation to settle accounts hereunder, including incurred compensation; and (ii) the provisions contained in Sections 7 and 11 of this Agreement.
13.  Rights, Remedies, etc, are Cumulative.  The rights, remedies and
     -------------------------------------
obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws. Failure of one party to insist upon strict compliance by the other party with any of the conditions of this Agreement in any one instance shall not be construed as a waiver of any of the conditions for any subsequent instance, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.
14.  Notices. All notices hereunder are to be in writing and shall be given,
     -------
if to LINCOLN, to:

---------------------------------------
Michael Antrobus
Annuities Product Management
Lincoln National Life Insurance Company
1300 South Clinton Street
Fort Wayne, Indiana 46802
if to LFD:

---------------------------------------
Daniel J. O'Brien
LFD Distributors, L.P.
1818 Market Street
Philadelphia, PA 19103

Any party may specify another name and/or address in writing. Each such notice to a party shall be hand-delivered; or transmitted by postage prepaid registered or certified United States mail, with return receipt requested; or sent by an overnight courier service.
15.  Interpretation, Jurisdiction, Etc.  (a.)  This Agreement constitutes the
     ---------------------------------
whole agreement between the parties to this Agreement relating to the wholesaling activities contemplated in this Agreement, and supersedes all prior oral or written negotiations between the parties to this Agreement with respect to the subject matter of this Agreement. The parties acknowledge that LINCOLN and the Funds have entered into Participation Agreements and that it may be necessary to construe the terms of such Participation Agreements and this Agreement together. This Agreement shall be construed and the provisions of this Agreement interpreted under and in accordance with the internal laws of the State of Indiana without giving effect to its principles of conflict of laws

(b) Anything in this Agreement to the contrary notwithstanding, (i) in no event will LFD, in performing its services for LINCOLN under this Agreement, interpose itself into the contractual relationship between LINCOLN and any of its contractowners; and (ii) in no event will LFD, in performing its services for LINCOLN under this Agreement, intervene in the relationship between LINCOLN and any of its Brokers and/or Brokers' Associated Persons in such a manner as to directly or indirectly cause any Broker(s) to breach its/their Selling Group Agreement(s) with LINCOLN.
16.  Headings. The headings in this Agreement are included for convenience of
     --------
reference only and in no way define or delineate any of the provisions of this Agreement or otherwise affect their construction or effect.
17.  Counterparts.  This Agreement may be executed in two or more counterparts,
     ------------
each of which taken together shall constitute one and the same instrument.
18.  Severability.  This is a severable agreement and in the event that any part
     ------------
or parts of this Agreement shall be held to be unenforceable to its or their full extent, then it is the intention of the parties to this Agreement that such part or parts shall be enforced to the extent permitted under the law, and, in any event, that all other parts of this Agreement shall remain valid and duly enforceable as if the unenforceable part or parts had never been a part of this Agreement.
19.  Regulation. This Agreement shall be subject to all applicable provisions
     ----------
of state law and to the 1933 Act; 1934 Act; 1940 Act; and the Regulations and the rules and regulations of the NASD, from time to time in effect; including such exemptions from the 1940 Act as the SEC may grant. The terms of this Agreement shall be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing, the term "assigned" shall not include any transaction exempted from Section 15(b)(2) of the 1940 Act.

     IN WITNESS WHEREOF, each party hereto represents that the officer signing this Agreement on the party's behalf is duly authorized to execute this Agreement; and each party has caused this Agreement to be duly executed by such authorized officer as of the date first set forth above.



THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


By:
    ---------------------------------------
Name:
Title:



LINCOLN FINANCIAL DISTRIBUTORS, INC.
By:  LINCOLN FINANCIAL DISTRIBUTORS, INC.


By:
    ---------------------------------------
Name:
Title:

                                 Amendment to
                                 -------------
                                 Schedule 1.d
                                 ------------

                         Separate Account Subaccounts
                         Available under the Contracts
                     Subject to the Wholesaling Agreement

                          Effective December 3, 1999


Name of Separate Account                         Subaccounts
------------------------                         -----------

Lincoln Life Variable Annuity Account N          AIM V.I. Capital Appreciation
                                                 AIM V.I. Growth Subaccount
                                                 AIM V.I. Value Subaccount
                                                 AIM V.I. International Equity Subaccount
                                                 BT Insurance Trust Equity 500 Index Subaccount
                                                 Delaware Group Aggressive Growth
                                                 Delaware Group Decatur Total Return Subaccount
                                                 Delaware Group Devon Subaccount
                                                 Delaware Group Social Awareness Subaccount
                                                 Delaware Group REIT Subaccount
                                                 Delaware Group Small Cap Value Subaccount
                                                 Delaware Group Trend Subaccount
                                                 Delaware Group International Equity Subaccount
                                                 Delaware Group Emerging Markets Subaccount
                                                 Delaware Group Delchester Subaccount
                                                 Dreyfus Variable Fund Small Cap Subaccount
                                                 Fidelity VIP Equity-Income Subaccount
                                                 Fidelity VIP Growth Subaccount
                                                 Fidelity VIP Overseas Subaccount
                                                 Fidelity VIP III Growth Opportunities Subaccount
                                                 Franklin Smallcap
                                                 Investors Fund Kemper Govt. Securities Subaccount
                                                 Investors Fund Kemper Small Cap Growth Subaccount
                                                 Liberty Variable Trust Colonial U.S. Stock Subaccount
                                                 Liberty Variable Trust Newport Tiger Subaccount
                                                 Lincoln National Bond Subaccount
                                                 Lincoln National Money Market Subaccount
                                                 MFS Variable Trust Total Return Subaccount
                                                 MFS Variable Trust Utilities Subaccount


                                                 MFS Variable Trust Emerging Growth Subaccount
                                                 MFS Variable Trust Research Subaccount
                                                 OCC Trust Global Equity Subaccount
                                                 OCC Trust Managed Subaccount

                                 Amendment to
                                 ------------
                                 Schedule 1.g
                                 ------------

                  Contracts Subject to Wholesaling Agreement

                          Effective December 3, 1999

                                                  SEC ('33 Act)
   Marketing                       Policy         Registration       Name of
Name of Contract                   Form No.       No.                Separate Account
----------------                   --------       ------------       ----------------

Delaware-Lincoln Choice Plus       AN425-LL*      333-40937          Lincoln Life Variable Annuity Account N

Delaware-Lincoln Choice Plus XL    AN425-LL*      333-62819          Lincoln Life Variable Annuity Account N


*There are multiple versions by state.

                                 Amendment to
                                 ------------
                                 SCHEDULE 9.a
                                 ------------

                             COMPENSATION SCHEDULE
                          EFFECTIVE December 3, 1999


Compensation Payable by Lincoln to LFD for Wholesaling Activity
---------------------------------------------------------------


Both ChoicePlus and ChoicePlus XL pay the same wholesaling allowances, which vary by year of deposit. All wholesaling allowances are paid as a percent of new deposits; no trail of any kind is paid.

Year of Deposit                    Allowance*
---------------                    ----------
(Calendar Year)                    (Percent of New Deposit)
1998                               0.75%
1999                               2.08%
2000                               1.50%
2001                               1.00%
2002                               0.75%

Compensation will be paid to LFD according to then current Lincoln practice, but no less frequently than weekly.

On all business produced through the LFA distribution system, the allowance shown in the table above will be reduced by the estimated cost of the bonus program for LFA producers. The amount will be determined annually prior to the beginning of the calendar year.

* To the extent that the full gross dealer compensation available under compensation options 1, 2, or 3 as shown below is not paid to a broker/dealer, the difference between what is paid and the amount available under options 1, 2, or 3 will be paid to LFD. This is in addition to the percentage shown in the table above.

To the extent more than the full gross dealer compensation available under compensation options 1, 2, or 3 as shown below is paid to a broker/dealer, the excess over the amount available under options 1, 2, or 3 will be paid to LINCOLN. This will be a deduction from the percentage shown in the table above.

          Option            Age 80 or Less             Ages 81-85
          ------            ---------------            -----------

            1                     7.50%                   4.50%
            2                     4.00%                   2.50%
            3                     4.75%                   3.25%

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedules 1.d, 1.g and 9.a to be executed in its name and behalf by its duly authorized officer on the date specified below.



THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


By:
   ----------------------------------------
Name:
Title:



LINCOLN FINANCIAL DISTRIBUTORS, INC.



By:
   ----------------------------------------
Name:
Title:

                                   EXHIBIT A

                  Intellectual Property Rights of the Parties

I.   LFD. LFD owns all right, title and interest, including the good will
     ---
associated therewith, in and to the marks LFD which may be used in connection with one or more of the underlying investment media for the Contracts, and in and to the name LFD in whatever manner used in connection with the performance of this Agreement (such marks are hereinafter referred to as "LFD Licensed Marks"). LFD has granted to LFD the right and license to use the LFD Licensed Marks and the right to sublicense to others. LFD hereby grants to LINCOLN a revokable, nonexclusive license to use the LFD Licensed Marks in connection with the Contracts and LINCOLN's performance of the services as set forth under this Agreement.
     A.   Term. The grant of limited license as specified in this Exhibit A
          ----
shall terminate with respect to LFD Licensed Marks on the earlier of the following events:
          1. A change of name of such LFD Licensed Mark to a name that does not include the term "LFD"; or
          2. Solely at the option of LFD, with respect to any or all LFD Licensed Marks and respecting only new business, upon a termination of this Agreement. In the case of existing business, the grant of limited license as specified in this Exhibit A shall survive the termination of the Agreement, but only to the extent necessary to allow the continuance of any business written prior to such termination wherein the LFD Licensed Marks were previously used, and so long as such use was made in conformity and continues to conform with the terms of this Agreement.
Upon termination of the grant of limited license, LINCOLN shall, within ten (10) business days of the effective termination date, cease to issue new Contracts or to use or disseminate any promotional, sales or advertising material relating to the Contracts or service existing Contracts except as provide in A.2 above under such LFD Licensed Mark, and shall likewise cease any new business activity that suggests that it has any right under such LFD Licensed Mark or that it has any association with LFD in connection with any such Contracts with respect to such LFD Licensed Mark. In addition, LINCOLN shall cease to use the mark Delaware-LINCOLN CHOICEPLUS, except to the extent permitted for LFD Licensed Marks under
A.2 above.
     B.   Pre-Release Approval of Trademark-Bearing Materials.
          ---------------------------------------------------
               1. LINCOLN agrees that it will display the LFD Licensed Marks only in such form and manner as are specifically approved by LFD and that it will cause them to appear on all promotional, sales or advertising material used in connection with the Contracts or related services with such legends, markings and notices as LFD may request in order to give appropriate notice of service mark registration when effected. All such materials will be submitted by LINCOLN to LFD for the purpose of service mark reviews and approval at least ten business days before their intended use by LINCOLN.
               2. During the term of this limited license, LFD may request that LINCOLN submit samples of any material bearing any of the LFD Licensed Marks that were previously approved by LFD or that were not previously approved in the manner set forth above. If, on reconsideration or on initial review, respectively, any such sample fails to meet with the written approval of LFD, then LINCOLN shall immediately cease using or disseminating such disapproved material. LINCOLN shall obtain the prior written approval of LFD for the use of any new material developed to replace the disapproved material, in the manner set forth above. All costs associated with any such reconsideration will be borne by LINCOLN.

     C.   Assignment.  This limited license is personal to LINCOLN and may not
          ----------
     be assigned without the prior written consent of LFD.
     D.   Breach.  If LINCOLN shall violate or fail to perform any of its
          ------
     obligations under this limited license, LFD shall have the right to terminate this limited license upon thirty (30) days written notice, and such notice of termination shall become effective unless LINCOLN shall completely remedy the default within such 30-day period. Termination of the license under the provisions of this paragraph shall be without prejudice to any other rights that LFD may have against LINCOLN.

     E.   LFD's Rights.  All rights in the LFD Licensed Marks other than those
          ------------
     specifically granted herein are reserved by LFD for its own use and benefit. LINCOLN shall at any time, whether during or after the term of this limited license, execute any documents reasonably required by LFD to confirm LFD's ownership of all such rights.

II.  LINCOLN.   Lincoln National Corporation owns all right, title and interest,
     --------
     including the good will associated therewith, in and to the marks LINCOLN NATIONAL, LINCOLN SILHOUETTE DESIGN, and LINCOLN FINANCIAL GROUP which may be used in connection with one or more of the underlying investment media for the Contracts, and in and to the name LINCOLN in whatever manner used in connection with the performance of this Agreement (such marks are hereinafter referred to as "LNC Marks"). Lincoln National Corporation has granted to LINCOLN the right and license to use the LNC Marks and the right to sublicense to others. In addition, LINCOLN owns all right, title and interest, including the good will associated therewith, in and to the marks, LINCOLN LIFE, A.Lincoln Signature Design, and LFD-LINCOLN CHOICEPLUS (such marks are hereinafter referred to as "Lincoln Marks"). For the purpose of this Agreement, the LNC Marks and the Lincoln Marks shall be collectively referred to as the "Lincoln Licensed Marks". LINCOLN hereby grants to LFD a revokable, nonexclusive limited license to use the Lincoln Licensed Marks in connection with the Contracts and LFD's performance of the services as set forth under this Agreement.
          A.   Term. The grant of limited license as specified in this Exhibit A
               ----
     shall terminate with respect to Lincoln Licensed Marks on the earlier of the following events:
               1. A change of name of such Lincoln Licensed Marks to a name that does not include the term "LINCOLN"; or
               2. Solely at the option of LINCOLN, with respect to any or all Lincoln Licensed Marks and respecting only new business, upon a termination of this Agreement. In the case of existing business, the grant of limited license as specified in this Exhibit A shall survive the termination of the Agreement, but only to the extent necessary to allow the continuance of any business written prior to such termination wherein the Lincoln Licensed Marks were previously used, and so long as such use was made in conformity and continues to conform with the terms of this Agreement.

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

     Upon termination of the grant of limited license, LFD shall, within ten
     (10) business days of the effective termination date, cease its wholesaling activities hereunder and suspend all dissemination of promotional, sales and advertising material relating to the Contracts or service existing Contracts except as provided in A.2 above under such Lincoln Licensed Marks, and shall likewise cease any new business activity that suggests that it has any right under such Lincoln Licensed Marks or that it has any association with LINCOLN in connection with any such Contracts with respect to such Lincoln Licensed Marks.
          B.   Pre-Release Approval of Trademark-Bearing Materials.
               ---------------------------------------------------
               1. LFD agrees that it will display the Lincoln Licensed Marks only in such form and manner as are specifically approved by LINCOLN and that it will cause them to appear on all promotional, sales or advertising material used in connection with the Contracts or related services with such legends, markings and notices as LINCOLN may request in order to give appropriate notice of service mark registration when effected. All such materials will be submitted by LFD to LINCOLN for the purpose of service mark reviews and approval at least ten business days before their intended use by LFD.
               2. During the term of this limited license, LINCOLN may request that LFD submit samples of any material bearing any of the Lincoln Licensed Marks that were previously approved by LINCOLN or that were not previously approved in the manner set forth above. If, on reconsideration or on initial review, respectively, any such sample fails to meet with the written approval of LINCOLN, then LFD shall immediately cease using or disseminating such disapproved material. LFD shall obtain the prior written approval of LINCOLN for the use of any new material developed to replace the disapproved material, in the manner set forth above. All costs associated with any such reconsideration will be borne by LFD.
     C.   Assignment.   This limited license is personal to LFD and may not be
          ----------
     assigned without the prior written consent of LINCOLN.
     D.   Breach.  If LFD shall violate or fail to perform any of its
          ------
     obligations under this limited license, LINCOLN shall have the right to terminate this limited license upon thirty (30) days written notice, and such notice of termination shall become effective unless LFD shall completely remedy the default within such 30-day period. Termination of the license under the provisions of this paragraph shall be without prejudice to any other rights that LINCOLN may have against LFD.
     E.   LINCOLN's Rights.  All rights in the Lincoln Licensed Marks other than
          ----------------
     those specifically granted herein are reserved by LINCOLN for its own use and benefit. LFD shall at any time, whether during or after the term of this limited license, execute any documents reasonably required by LINCOLN to confirm LINCOLN's ownership of all such rights.

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